Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-3 No.333-214988);

2. Registration Statement (Form S-8 No.333-190433);

3. Registration Statement (Form S-8 No.333-164413);

4. Registration Statement (Form S-8 No.333-219946); and,

5. Registration Statement (Form S-3 No.333-233600)

of our report dated May 30, 2019, except for Note 8, as to which the date is December 5, 2019, relating to the consolidated financial statements of Hospice Partners of America, LLC and Subsidiaries, which report was included in Addus Homecare Corporation’s Report on Form 8-K/A filed on December 5, 2019.

/s/ Warren Averett, LLC
Birmingham, Alabama
December 5, 2019